Exhibit 99.01

Information Relating to Item 14 — Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of $300 million aggregate principal amount of First Mortgage Bonds, 4.50% Series due June 1, 2064, of South Carolina Electric & Gas Company, registered pursuant to Registration Statement on Form S-3 (File No. 333-184426-01) filed on October 15, 2012, other than underwriting compensation, are set forth in the following table.  All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission filing fee	$38,640
Printing and Delivery Expense	20,000
Blue Sky and Legal fees	64,000
Rating Agency fees	433,500
Trustee fees	12,500
Accounting services	58,000
Miscellaneous	3,360
Total	$630,000